                                                                     EXHIBIT 4.4

================================================================================




                                 RBX CORPORATION

                                       and

                              THE BANK OF NEW YORK,

                                as Warrant Agent

                                WARRANT AGREEMENT

                           Dated as of August 27, 2001




================================================================================

                                TABLE OF CONTENTS

Section
-------
1.   DEFINITIONS ...............................................................................     1

2.   EXERCISE OF WARRANT .......................................................................     4
     2.1.  Manner of Exercise ..................................................................     4
           ------------------
     2.2.  Payment of Taxes ....................................................................     5
           ----------------
     2.3.  Fractional Shares ...................................................................     5
           -----------------

3.   TRANSFER, DIVISION AND COMBINATION ........................................................     5
     3.1.  Division and Combination ............................................................     5
           ------------------------
     3.2.  Expenses ............................................................................     6
           --------
     3.3.  Maintenance of Books ................................................................     6
           --------------------

4.   ADJUSTMENTS ...............................................................................     6
     4.1.  Stock Dividends, Subdivisions and Combinations ......................................     6
           ----------------------------------------------
     4.2.  Certain Other Distributions .........................................................     6
           ---------------------------
     4.3.  Issuance of Warrants or Other Rights ................................................     7
           ------------------------------------
     4.4.  Issuance of Convertible Securities ..................................................     8
           ----------------------------------
     4.5.  Superseding Adjustment ..............................................................     8
           ----------------------
     4.6.  Other Provisions Applicable to Adjustments under this Section .......................     9
           -------------------------------------------------------------
     4.7.  Reorganization, Reclassification, Merger, Consolidation or Disposition
           ----------------------------------------------------------------------
           of Assets ...........................................................................    10
           ---------
     4.8.  Other Action Affecting Common Stock .................................................    11
           -----------------------------------
     4.9.  Certain Limitations .................................................................    11
           -------------------

5.   NOTICES TO WARRANT HOLDERS ................................................................    11
     5.1.  Notice of Adjustments ...............................................................    11
           ---------------------
     5.2.  Notice of Corporate Action ..........................................................    12
           --------------------------

6.   NO IMPAIRMENT .............................................................................    12

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL
     OF ANY GOVERNMENTAL AUTHORITY .............................................................    13

8.   STOCK AND WARRANT TRANSFER BOOKS ..........................................................    13

9.   SUPPLYING INFORMATION .....................................................................    13

10.  LOSS OR MUTILATION ........................................................................    14

11.  OFFICE OF COMPANY .........................................................................    14

12.  APPRAISAL .................................................................................    14

13.  LIMITATION OF LIABILITY ............................................    14

14.  CONCERNING THE WARRANT AGENT .......................................    14
     14.1.  Correctness of Statement ....................................    14
            ------------------------
     14.2.  Breach of Covenants .........................................    14
            -------------------
     14.3.  Reliance on Counsel .........................................    15
            -------------------
     14.4.  Reliance on Documents .......................................    15
            ---------------------
     14.5.  Compensation ................................................    15
            ------------
     14.6.  Legal Proceedings ...........................................    15
            -----------------
     14.7.  Other Transactions in Securities of the Company .............    15
            -----------------------------------------------
     14.8.  Liability of Warrant Agent ..................................    15
            --------------------------
     14.9.  Adjustments to the Number of Warrant Shares .................    16
            -------------------------------------------
     14.10  Change of Warrant Agent .....................................    16
            -----------------------

15.  TRANSFERS ..........................................................    18

16.  MISCELLANEOUS ......................................................    18
     16.1.    Nonwaiver .................................................    18
              ---------
     16.2.    Notice Generally ..........................................    18
              ----------------
     16.3.    Appointment of Warrant Agent ..............................    18
              ----------------------------
     16.4.    Successors and Assigns ....................................    18
              ----------------------
     16.5.    Amendment .................................................    19
              ---------
     16.6.    Severability ..............................................    19
              ------------
     16.7.    Headings ..................................................    19
              --------
     16.8.    Governing Law, Waiver of Jury Trial .......................    19
              -----------------------------------
     16.9     VENUE .....................................................    19
              -----

SIGNATURES ..............................................................   S-1

EXHIBITS
Exhibit A - Form of Warrant Certificate .................................   A-1
Exhibit B - Subscription Form ...........................................   B-1
Exhibit C - Assignment Form .............................................   C-1

                                WARRANT AGREEMENT
                                -----------------

     WARRANT AGREEMENT, dated as of August 27, 2001 ("Agreement"), between RBX CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as Warrant Agent (the "Warrant Agent").

     WHEREAS, in connection with the financial restructuring of the Company and its subsidiaries pursuant to that certain Second Amended Joint Plan of Reorganization (as amended, supplemented or otherwise modified from time to time, the "Plan") filed with the United States Bankruptcy Court for the Western District of Virginia ("Bankruptcy Court") and confirmed by such court on July 17, 2001, the Company, as successor to RBX (as defined in the Plan), proposes to issue the Warrants (as defined herein), representing the right to purchase up to an aggregate of 67,416 shares of its Common Stock (as defined in the Plan), subject to adjustment as hereinafter provided, to the holders of certain general unsecured claims against the Company; and

     WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein;

     NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms have the respective meanings set forth below:

     "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company after the Effective Date, other than the shares of Common Stock:
(a) purchased by the Holders of the Warrants upon the exercise thereof; and (b) purchased by the holders of the Management Options issued pursuant to the Incentive Plan upon the exercise thereof.

     "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock as of the last day of the most recent fiscal month ended at least 15 days prior to such specified date, based on (a) the value of the Company, as determined by an investment banking firm selected in accordance with the terms of Section 12, divided by (b) the number of Fully Diluted Outstanding shares of Common Stock.

     "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" means (except where the context otherwise indicates) the common stock, $0.01 par value, of the Company, and any capital stock into which such common stock may hereafter be changed, whether as a result of any change in the capital structure of the Company or otherwise, and shall also include (a) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of capital stock of the Company and which is not subject to redemption and (b) shares of common stock of the successor or acquiring corporation (as such term is used in Section 4.7) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.7.

     "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, (a) for so long as there shall then be a public market for the Common Stock, the average of the Daily Market Prices for 20 consecutive Business Days commencing 30 Business days before such specified date, and (b) if there is then no public market for the Common Stock, the Appraised Value per share of Common Stock as at such specified date.

     "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant Agreement on such date. The Current Warrant Price as of the date of this Warrant Agreement is $48.00, subject to adjustment in accordance with the terms hereof.

     "Daily Market Price" means, for each Business Day (a) the last sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading, (b) if no sale takes place on such day on such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on such exchange, (c) if the Common Stock is not then listed or admitted to trading on any stock exchange, the closing sale price on such day in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc., (d) if neither of such reports is available, as furnished by any similar firm then engaged in such business, or (e) if there is no such firm, as furnished by any member of the NASD selected by the Company.

     "Effective Date" means the first Business Day after the conditions set forth in Section 13.2 of the Plan have been satisfied or waived as provided in the Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

     "Exercise Period" means the period during which the Warrants are exercisable pursuant to Section 2.1.

     "Expiration Date" means the seventh anniversary of the Effective Date.

     "Fully Diluted Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of the Warrants outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the applicable date of determination.

     "Holder" means the Person in whose name a Warrant or Warrants is registered on the books of the Company maintained by the Warrant Agent for such purpose.

     "Incentive Plan" means the equity incentive plan established for certain of the management level employees of the Company in the form filed with the Bankruptcy Court in accordance with the requirements of the Plan.

     "Management Options" means the options issued to certain management level employees of the Company pursuant to the terms and conditions of the Incentive Plan.

     "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Other Property" shall have the meaning set forth in Section 4.7.

     "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Permitted Issuances" means (a) the issuance of the Warrants, (b) the issuance of the Management Options for the purchase, in the aggregate, of up to 56,180 shares of Common Stock, (c) the issuance of shares of Common Stock upon exercise of the Warrants and Management Options referred to in clauses (a) and
(b), and (d) all other issuances of Common Stock by the Company expressly authorized by the Plan.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" has the meaning assigned to such term in the recitals in this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Warrant" means each of the warrants issued pursuant to this Agreement, each of which evidences the right to purchase one share of Common Stock, subject to adjustment as set forth in this Warrant Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

     "Warrant Certificate" means a certificate, substantially in the form of Exhibit A hereto, representing one or more Warrants held by a Holder. All
---------
Warrant Certificates shall at all times be identical as to terms and conditions and date, except as to the number of Warrants represented thereby and the number of shares of Common Stock for which such Warrants may be exercised.

     "Warrant Price" means an amount equal to (a) the number of shares of Common Stock being purchased upon exercise of Warrants pursuant to Section 2.1, multiplied by (b) the Current Warrant Price as of the date of such exercise.

     "Warrant Stock" means the shares of Common Stock, up to, in the aggregate, 67,416 shares of Common Stock, that may be purchased by the Holders of the Warrants upon the exercise thereof, subject to adjustment in accordance with the terms hereof.

2.   EXERCISE OF WARRANT

     2.1. Manner of Exercise. From and after the Effective Date and until 5:00
          ------------------
P.M., New York time, on the Expiration Date, a Holder may exercise Warrants, at any time and from time to time, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise Warrants, a Holder shall deliver to the Warrant Agent at its principal office at 101 Barclay Street, New York, New York 10286; Attn: Corporate Trust Administration or at the office or agency designated by the Company pursuant hereto, (a) a written notice of such Holder's election to exercise such Warrants, which notice shall specify the number of shares of Common Stock to be purchased, (b) payment of the Warrant Price and (c) the Warrant Certificate in respect of the Warrants being exercised. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant Agreement as Exhibit B, duly executed by such Holder or its agent or attorney. Upon
   ---------
receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as a Holder shall request in the notice and shall be registered in the name of such Holder or, subject to Section 15, such other name as shall be designated in the notice. Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and a Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and the Warrant Certificate, is received by the Warrant Agent as described above and all taxes required to be paid by a Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If the Warrants represented by a Warrant Certificate shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to a Holder a new Warrant Certificate prepared by the Company evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by the Warrant Certificate surrendered, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate so surrendered, or, at the request of a Holder, appropriate notation may be made on the Warrant Certificate so surrendered and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired Warrants or any Warrant Stock otherwise than in accordance with this Warrant Agreement. Payment of the Warrant Price shall be made at the option of a Holder by certified or official bank check.

     2.2. Payment of Taxes. All shares of Common Stock issuable upon the
          ----------------
exercise of Warrants pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon a Holder, in which case such taxes or charges shall be paid by such Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of Warrants in any name other than that of a Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     2.3. Fractional Shares. The Company shall not be required to issue a
          -----------------
fractional share of Common Stock upon exercise of any Warrants. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

3.   TRANSFER, DIVISION AND COMBINATION

     3.1. Division and Combination. A Warrant Certificate may be exchanged for a
          ------------------------
new Warrant Certificate and Warrants may be divided or combined with other Warrants upon presentation of the Warrant Certificate(s) therefor at the aforesaid office or agency of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by a Holder or its agent or attorney. Subject to compliance with this Section 3.1, as to any transfer which may be involved in such division or combination, the Warrant Agent shall, at the direction of the President or any Vice President of the Company, execute and deliver a new Warrant Certificate(s) prepared by the Company in exchange for the Warrant Certificate(s) representing the Warrants to be divided or combined in accordance with such notice.

     3.2. Expenses. The Company shall prepare, issue and deliver at its own
          --------
expense (other than transfer taxes) the new Warrant Certificates under this
Section 3.

     3.3. Maintenance of Books. The Company agrees to maintain, at its aforesaid
          --------------------
office or agency, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

     The number of shares of Common Stock for which Warrants are exercisable, and the price at which such shares may be purchased upon exercise of Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

     4.1. Stock Dividends, Subdivisions and Combinations. If at any time the
          ----------------------------------------------
Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or make any other distribution of, Additional Shares of Common Stock to the holders of its Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which Warrants are exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which such Warrants are exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which such Warrants are exercisable immediately prior to the adjustment divided by (B) the number of shares for which such Warrants are exercisable immediately after such adjustment.

     4.2. Certain Other Distributions. If at any time the Company shall take a
          ---------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive:

          (a) any distribution of evidences of its indebtedness or any other assets of any nature whatsoever (other than cash or Convertible Securities covered by Section 4.4), or

          (b) any distribution of warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than warrants or rights covered by Section 4.3 hereof), then (i) the number of shares of Common Stock for which Warrants are exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which Warrants are exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be reduced to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which such Warrants are exercisable immediately prior to the adjustment, divided by (B) the number of shares for which such Warrant are exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.3. Issuance of Warrants or Other Rights. If at any time the Company shall
          ------------------------------------
take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of any options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances), whether or not the rights to exchange, subscribe or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights (or, in the case of warrants or rights to subscribe for or purchase Convertible Securities, the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights and conversion of such Convertible Securities) shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then (i) the number of shares of Common Stock for which Warrants are exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which Warrants are exercisable immediately prior to such record date by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding on such record date plus the total number of Additional Shares offered for subscription or purchase, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding on such record date plus the number of shares of Common Stock which the aggregate subscription or exercise price to be paid for all Additional Shares would purchase at the then Current Market Price; and (ii) the Current Warrant Price as to the number of shares for which such Warrants are exercisable prior to such adjustment shall be reduced by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which such Warrants are exercisable immediately prior to such record date; and (Y) the denominator of which shall be the number of shares of Common Stock for which such Warrants are exercisable immediately after such record date. No further adjustments of the number of shares for which Warrants are exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon exercise of such warrants or other rights.

     4.4. Issuance of Convertible Securities. If at any time the Company shall
          ----------------------------------
take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then (i) the number of shares for which Warrants are exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which Warrants are exercisable immediately prior to such record date by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the total number of Additional Shares into which such Convertible Securities would be convertible and (B) the denominator of which shall be the number of shares of Common Stock outstanding on such record date and (ii) the Current Warrant Price as to the number of shares for which such Warrants are exercisable prior to such adjustment shall be reduced by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which such Warrants are exercisable immediately prior to such record date; and (Y) the denominator of which shall be the number of shares of Common Stock for which such Warrants are exercisable immediately after such record date. No adjustment of the number of Shares for which Warrants are exercisable or of the Current Warrant Price shall be made under this Section 4.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.3. No further adjustments of the number of Shares for which Warrants are exercisable or of the current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Shares for which Warrants are exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of Shares for which Warrants are exercisable and the Current Warrant Price shall be made by reason of such issue.

     4.5. Superseding Adjustment. If, at any time after any adjustment of the
          ----------------------
number of shares of Common Stock for which Warrants are exercisable and the Current Warrant Price shall have been made pursuant to Section 4.3 or Section
4.4 as the result of any issuance of warrants, rights or Convertible Securities,

          (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

               (y) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

               (z) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which Warrants are exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     4.6. Other Provisions Applicable to Adjustments under this Section. The
          -------------------------------------------------------------
following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which Warrants are exercisable and the Current Warrant Price provided for in this Section 4:

          (a)  Computation of Consideration. To the extent that any Additional
               ----------------------------
     Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) When Adjustments to Be Made. The adjustments required by this
              ---------------------------
     Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which Warrants are exercisable that would otherwise be required may be postponed up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which Warrants are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (c) Fractional Interests. In computing adjustments under this Section
              --------------------
     4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

     4.7. Reorganization, Reclassification, Merger, Consolidation or Disposition
          ----------------------------------------------------------------------
of Assets. In case the Company shall reorganize its capital, reclassify its
---------
capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other
                                                                    -----
Property"), are to be received by or distributed to the holders of Common Stock
--------
of the Company, then each Holder shall have the right thereafter to receive, upon exercise of Warrants, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which such Warrants are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant

Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.7, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.8. Other Action Affecting Common Stock. In case at any time or from time
          -----------------------------------
to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then the number of shares of Common Stock or other stock for which Warrants are exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     4.9. Certain Limitations. Notwithstanding anything herein to the contrary,
          -------------------
the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.   NOTICES TO WARRANT HOLDERS

     5.1. Notice of Adjustments. Whenever the number of shares of Common Stock
          ---------------------
for which Warrants are exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of Warrants shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4), specifying the number of shares of Common Stock for which Warrants are exercisable and (if such adjustment was made pursuant to Section 4.7) describing the number and kind of any other shares of stock or Other Property for which Warrants are exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 11 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of Warrants designated by a Holder thereof.

      5.2.    Notice of Corporate Action.  If at any time:
              --------------------------

              (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another person or entity, or

              (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to each Holder
(i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to a Holder at the last address of such Holder appearing on the books of the Company and delivered in accordance with Section 16.2.

6.    NO IMPAIRMENT

      The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of a Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant Agreement.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

         From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

         Before taking any action which would result in an adjustment in the number of shares of Common Stock for which Warrants are exercisable or in the Current Warrant Price, the Company shall use its best efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.       STOCK AND WARRANT TRANSFER BOOKS

         The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.       SUPPLYING INFORMATION

         The Company shall cooperate with each Holder of a Warrant and each holder of Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the

Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Common Stock.

10.      LOSS OR MUTILATION

         Upon receipt by the Company from any Holder of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and indemnity satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder.

11.      OFFICE OF COMPANY

         As long as any of the Warrants remain outstanding, the Warrant Agent, on behalf of the Company, shall maintain an office or agency (which shall be the principal executive offices of the Warrant Agent) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Agreement.

12.      APPRAISAL

         The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Agreement.

13.      LIMITATION OF LIABILITY

         No provision hereof, in the absence of affirmative action by a Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of a Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.      CONCERNING THE WARRANT AGENT

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

         14.1. Correctness of Statements. The statements contained herein and in
               -------------------------
the Warrant certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

         14.2. Breach of  Covenants.  The Warrant Agent shall not be responsible
               --------------------
for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates.

     14.3. Reliance on Counsel. The Warrant Agent may consult at any time with
           -------------------
counsel satisfactory to it (who shall not be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     14.4. Reliance on Documents. The Warrant Agent shall incur no liability or
           ---------------------
responsibility to the Company or to any Holder for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     14.5. Compensation. The Company agrees to pay to the Warrant Agent
           ------------
reasonable compensation for all services rendered by the Warrant Agent in connection with the execution and administration of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with the execution and administration of this Agreement to fully indemnify the Warrant Agent and save it harmless against any and all liabilities, claims, damages, losses and expenses, including judgments, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in connection with the execution and administration of this Agreement, except as determined by a court of competent jurisdiction to have been caused by its own gross negligence, willful misconduct or bad faith.

     14.6. Legal Proceedings. The Warrant Agent shall be under no obligation to
           -----------------
institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security and indemnity. All rights of action under this Agreement or under any of the Warrant Certificates may be enforced by the Warrant Agent without possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of itself and the Holders, as their respective rights or interests may appear.

     14.7. Other Transactions in Securities of the Company. Except as prohibited
           -----------------------------------------------
by law, the Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     14.8. Liability of Warrant Agent. The Warrant Agent shall act hereunder
           --------------------------
solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct, or bad faith. In no event shall the Warrant Agent be liable (i) for any consequential, punitive or special damages, or (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians. The Warrant Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Warrant Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility). The Warrant Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to deliver any such document, security or endorsement.

     14.9.  Adjustments to the Number of Warrant Shares. The Warrant Agent shall
            -------------------------------------------
not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Current Warrant Price or number of the Warrant Shares deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will be when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     14.10. Change of Warrant Agent. (a) The Warrant Agent, or any successor to
            -----------------------
it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence, willful misconduct or bad faith) after giving 60 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered holder of each Warrant Certificate. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder of a Warrant (who shall, with such notice, submit a copy of his Warrant Certificate for inspection by the Company), then the holder of any Warrants or the resigning Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor Warrant Agent.(b) The Warrant Agent may be removed by the Company at any time upon 30 days' written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor Warrant Agent meeting the qualifications hereof shall have been appointed.

     (c) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a corporation organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $10,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall, upon payment of amounts due it hereunder, deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the registered holders of the Warrants and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

     (d) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the registered holder of each Warrant Certificate. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificate and in this Agreement.

     (e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificate so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificate either in its prior name or in its changed name; and in all such cases such Warrant Certificate shall have the full force provided in the Warrant Certificate and in this Agreement.

15.  TRANSFERS

     This Agreement and all rights hereunder are transferable in whole or in part by any Holder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Warrant Agent of a notice of transfer in the form attached hereto as Exhibit C, at is principal offices and
                                        ---------
the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

16.  MISCELLANEOUS

     16.1. Nonwaiver. No course of dealing or any delay or failure to exercise
           ---------
any right hereunder on the part of any Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

     16.2. Notice Generally. Any notice, demand, request, consent, approval,
           ----------------
declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either (i) delivered in person with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or
(iii) by telecopy and confirmed by telecopy answer back, addressed as follows:

           (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained by the Warrant Agent for such purpose;

           (b) If to the Warrant Agent, at The Bank of New York, 101 Barclay Street, New York, New York 10286; Attn: Corporate Trust Administration; or

           (c) If to the Company, at 5221 Valley Park Drive, Roanoke, Virginia 24019; Attn: President;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

     16.3. Appointment of Warrant Agent. The Company hereby appoints the Warrant
           ----------------------------
Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment.

     16.4  Successors and Assigns. This Agreement and the rights evidenced
           ----------------------
hereby shall inure to the benefit of and be binding upon the successors of the Company, the Warrant Agent and the successors and assigns of each Holder. The provisions of this Warrant Agreement are intended to be for the benefit of all Holders from time to time of a Warrant or Warrants and holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     16.5. Amendment. The Company and the Warrant Agent may from time to time
           ---------
supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions or change in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of any Holder.

     16.6. Severability. Wherever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     16.7. Headings. The headings used in this Agreement are for the convenience
           --------
of reference only and shall not, for any purpose, be deemed a part of this Agreement.

     16.8. Governing Law, Waiver of Jury Trial. This Agreement shall be governed
           -----------------------------------
by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN AN ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT

     16.9. VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT
           -----
MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK RESIDING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY HERETO AGREES THAT SERVICE OR PROCESS IN ANY SUCH

ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT OR
ANY RELATED AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be duly executed as of the date first written above.

                                       RBX CORPORATION


                                       By: /s/ Eugene I. Davis
                                           -------------------------------------

                                           Name:  Eugene I. Davis
                                                  ------------------------------

                                                  Title: CRO and President
                                                  ------------------------------


                                       THE BANK OF NEW YORK


                                       By: /s/ Ralph Chianese
                                           -------------------------------------

                                           Name:  Ralph Chianese
                                                  ------------------------------

                                           Title: Vice President
                                                  ------------------------------

                                   EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                                     WARRANT

                                 RBX CORPORATION

                                                        CUSIP NO. ___________

                                                        Shares of
No.  ___________                                        Common Stock: __________

         THIS CERTIFIES THAT, for value received,_____, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from RBX CORPORATION, a Delaware corporation (the "Company"), at any time commencing with the opening of business on the day of issuance by the Company of this Certificate, and until the close of business on [_________], 2008 (the "Expiration Date"), at the purchase price of $[_____] (subject to adjustment as described below) per whole share (the "Current Warrant Price"), the number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. The number of shares purchasable upon exercise of each Warrant and the Current Warrant Price per whole share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         The Warrants represented hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Subscription Form included herein duly executed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and simultaneous payment of the Current Warrant Price multiplied by the number of Warrants being exercised, at the principal office of [__________________________], (the "Warrant Agent"), at [__________________________]. Payment of such price shall be made at the option of the Holder hereof by certified or official bank check.

         The Warrants represented hereby are of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of 67,416 shares of Common Stock and are issued under and in accordance with a Warrant Agreement (the "Warrant Agreement"), dated as of [_________], 2001, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. A copy of the Warrant Agreement is available for inspection at the principal office of the Company.

         Upon any partial exercise of the Warrants represented hereby, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants represented hereby shall not have been exercised. The Warrants represented hereby may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates representing Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of these Warrants. Subject to compliance with applicable securities laws, the Warrants represented hereby are transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         The Warrants represented hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

         The Warrants represented hereby shall not be valid or obligatory for any purpose until this Warrant Certificate shall have been countersigned by the Warrant Agent.

         THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN AND TO BE PERFORMED IN SUCH STATE.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: ___________________

Countersigned and Registered:


[___________________________________]
as Warrant Agent

By:_______________________________
        Authorized Signature

                                        RBX CORPORATION


                                        By:     ______________________________
                                                         President or
                                                        Vice President

                                        Attest: ______________________________
                                                          Secretary or
                                                      Assistant Secretary

                                    EXHIBIT B

                                SUBSCRIPTION FORM

          [To be executed only upon exercise of a Warrant or Warrants]

         The undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [________] irrevocably exercises [__________] Warrant(s) for the purchase of [__________] shares of Common Stock of RBX CORPORATION and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to [___________] whose address is [_____________________] and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.


                                           ____________________________________
                                          (Name of Registered Owner)


                                           ____________________________________
                                          (Signature of Registered Owner)


                                           ____________________________________
                                          (Street Address)


_________________________                 _____________________________________
(Signature Guarantee)                     (City)        (State)      (Zip Code)

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                                    NOTICE OF
                                    TRANSFER

     FOR VALUE RECEIVED the undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [___] hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant Agreement, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                      No. of Shares of Common Stock
____________________________                      _____________________________





and does hereby irrevocably constitute and appoint [_____] attorney-in-fact to register such transfer on the books of RBX CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:________________________________   Print Name:___________________________

                                         Signature:____________________________

                                         Witness:______________________________

______________________________________
         (Signature Guarantee)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       1